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                        Strong Common Stock Fund, Inc.
                                 (Registrant)

                               POWER OF ATTORNEY

     Each person whose signature appears below, constitutes and appoints Elizabeth N. Cohernour, Cathleen A. Ebacher and Susan A. Hollister, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Name                          Title                    Date
          ----                          -----                    ----

/s/ Elizabeth N. Cohernour    Vice President and Secretary       August 31, 2000
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Elizabeth N. Cohernour

/s/ Richard S. Strong         Chairman of the Board (Principal
--------------------------
Richard S. Strong             Executive Officer) and a Director  August 31, 2000

/s/ John W. Widmer            Treasurer (Principal Financial
--------------------------
John W. Widmer                and Accounting Officer)            August 31, 2000

/s/ Marvin E. Nevins          Director                           August 31, 2000
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Marvin E. Nevins

/s/ Willie D. Davis           Director                           August 31, 2000
--------------------------
Willie D. Davis

/s/ William F. Vogt           Director                           August 31, 2000
--------------------------
William F. Vogt

/s/ Stanley Kritzik           Director                           August 31, 2000
--------------------------
Stanley Kritzik

/s/ Neal Malicky              Director                           August 31, 2000
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Neal Malicky